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                                                                     EXHIBIT 4.5


                                 TRUST AGREEMENT
                                       OF
                          APPALACHIAN GAS ROYALTY TRUST

     This Trust Agreement of Appalachian Gas Royalty Trust is entered into effective as of the 17th day of March, 2005 (this "Trust Agreement"), by and among ENERGY CORPORATION OF AMERICA, a West Virginia corporation with its principal office in Denver, Colorado (together with its successors and assigns, "ECA") as trustor, and WILMINGTON TRUST COMPANY, a banking corporation organized under the laws of the State of Delaware with its principal office in Wilmington, Delaware ("Wilmington Trust"), and JPMORGAN CHASE BANK, N.A., a national association organized under the laws of the State of New York with its principal place of business in New York, New York (the "Bank"), as trustees (collectively referred to herein as the "Trustees"). ECA and the Trustees hereby agree as follows:

1. The trust created hereby shall be known as "Appalachian Gas Royalty Trust" (the "Trust"), in which name the Trustees or ECA, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

2. ECA hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. Such amount shall constitute the initial trust estate. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under the Delaware Statutory Trust Act, Title 12, Chapter 38 of the Delaware Code, Sections 3801, et seq. (the "Trust Act"), and that this Trust Agreement constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Secretary of State of the State of Delaware in such form as the Trustees may approve.

3. ECA and the Trustees will enter into an amended and restated Trust Agreement satisfactory to each such party to provide for the contemplated operation of the Trust created hereby and the issuance of the trust securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustees shall not have any duty or obligation hereunder or with respect of the trust estate, except as otherwise contemplated by this Trust Agreement, required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustees may take all actions deemed proper as are necessary to effect the transactions contemplated herein.

4. ECA, as trustor of the Trust, is hereby authorized, in its sole discretion,
(i) to prepare and file with the Securities and Exchange Commission (the "Commission") and to execute, in the case of the 1933 Act Registration Statement and 1934 Act Registration Statement (as herein defined), on behalf of the Trust,
(a) a Registration Statement (the "1933 Act Registration Statement"), including all pre-effective and post-effective amendments thereto, relating to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of the trust securities of the Trust, (b) any preliminary prospectus or prospectus or supplement thereto relating to the trust securities of the Trust required to be filed pursuant to the 1933 Act, and (c) a Registration Statement on Form 8-A or other appropriate form (the "1934 Act Registration Statement"), including all pre-effective and post-effective amendments thereto, relating to the registration of


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the trust securities of the Trust under the Securities Exchange Act of 1934, as amended; (ii) if and at such time as determined by ECA, to file with the New York Stock Exchange or other exchange, or the National Association of Securities Dealers ("NASD"), and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the trust securities of the Trust to be listed on the New York Stock Exchange or such other exchange, or the NASD's Nasdaq National Market; (iii) to file and execute on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents that shall be necessary or desirable to register the trust securities of the Trust under the securities or "blue sky" laws of such jurisdictions as ECA, on behalf of the Trust, may deem necessary or desirable; (iv) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the trust securities of the Trust; and (v) to execute, deliver and perform on behalf of the Trust an underwriting agreement with one or more underwriters relating to the offering of the trust securities of the Trust.

     In the event that any filing referred to in this Section 4 is required by the rules and regulations of the Commission, the New York Stock Exchange or other exchange, NASD, or state securities or "blue sky" laws to be executed on behalf of the Trust by the Trustees, the Trustees, in their capacity as trustees of the Trust, are hereby authorized to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Trustees, in their capacity as trustees of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the New York Stock Exchange or other exchange, NASD, or state securities or "blue sky" laws; provided, however, that the Trustees in their discretion may resign if they elect not to join in any such filing or to execute any such document.

5. This Trust Agreement may be executed in one or more counterparts.

6. The number of trustees of the Trust initially shall be two and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by ECA which may increase or decrease the number of trustees of the Trust; provided, however, that to the extent required by the Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity that has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable law. Subject to the foregoing, ECA is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon thirty days' prior notice to ECA. In the event of the removal or resignation of Wilmington Trust where a successor trustee meeting the requirements of the Trust Act is required, if no such successor trustee shall have been appointed within 30 days after notice of such removal or resignation has been given, Wilmington Trust may, after delivery of written notice to ECA and at the expense of ECA, petition a court of competent jurisdiction for the appointment of a successor.

7. Notwithstanding any provision of this Trust Agreement to the contrary, Wilmington Trust shall not have any of the powers or duties of the Trustees set forth herein and shall be a Trustee of the Trust for the sole purpose of satisfying the requirements of Section 3807 of the Trust Act.

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8. The Trustees (as such and in their individual capacities) and their respective officers, directors, employees, shareholders and agents shall be indemnified and held harmless by ECA with respect to any loss, liability, claim, damage, action, suit, tax, penalty, cost, disbursement or expense of any kind or nature whatsoever (including the reasonable fees and expenses of counsel) incurred by the Trustees (as such and in their individual capacities) arising out of or incurred in connection with the acceptance or performance by the Trustees of their respective duties and obligations contained in this Trust Agreement, the creation, operation, administration or termination of the Trust or the transactions contemplated hereby; provided, however, that the Trustees (including their respective officers, directors, employees, shareholders and agents) shall not be indemnified or held harmless as to any such loss, liability, claim, damage, action, suit, tax, penalty, cost, disbursement or expense of any kind or nature whatsoever (including the reasonable fees and expenses of counsel) incurred by reason of their respective willful misconduct, bad faith or gross negligence. The obligations of ECA under this Section 8 shall survive the resignation or removal of the Trustees and the termination of this Trust Agreement.

9. The Trust may be dissolved and terminated before the issuance of the trust securities of the Trust at the election of ECA.

10. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles); PROVIDED, HOWEVER, THAT THERE SHALL NOT BE APPLICABLE TO THE PARTIES HEREUNDER OR THIS AGREEMENT ANY PROVISION OF THE LAWS (COMMON OR STATUTORY) OF THE STATE OF DELAWARE PERTAINING TO TRUSTS THAT RELATE TO OR REGULATE, IN A MANNER INCONSISTENT WITH THE TERMS HEREOF, (A) THE FILING WITH ANY COURT OR GOVERNMENTAL BODY OR AGENCY OF TRUSTEE ACCOUNTS OR SCHEDULES OF TRUSTEE FEES AND CHARGES, (B) AFFIRMATIVE REQUIREMENTS TO POST BONDS FOR TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (C) THE NECESSITY FOR OBTAINING COURT OR OTHER GOVERNMENTAL APPROVAL CONCERNING THE ACQUISITION, HOLDING OR DISPOSITION OF REAL OR PERSONAL PROPERTY, (D) FEES OR OTHER SUMS PAYABLE TO TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (E) THE ALLOCATION OF RECEIPTS AND EXPENDITURES TO INCOME OR PRINCIPAL, (F) RESTRICTIONS OR LIMITATIONS ON THE PERMISSIBLE NATURE, AMOUNT OR CONCENTRATION OF TRUST INVESTMENTS OR REQUIREMENTS RELATING TO THE TITLING, STORAGE OR OTHER MANNER OF HOLDING OR INVESTING TRUST ASSETS OR (G) THE ESTABLISHMENT OF FIDUCIARY OR OTHER STANDARDS OF RESPONSIBILITY OR LIMITATIONS ON THE ACTS OR POWERS OF TRUSTEES THAT ARE INCONSISTENT WITH THE LIMITATIONS OR AUTHORITIES AND POWERS OF THE TRUSTEES HEREUNDER AS SET FORTH OR REFERENCED IN THIS AGREEMENT. SECTION 3540 OF TITLE 12 OF THE DELAWARE CODE SHALL NOT APPLY TO THE TRUST.

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     IN WITNESS WHEREOF, ECA, Bank and Wilmington Trust have caused this
Agreement to be duly executed the day and year first above written.



                                       ENERGY CORPORATION OF AMERICA
ATTEST:

                                       By:      /s/ DONALD C. SUPCOE
                                           ------------------------------------
         /s/ J. MICHAEL FORBES         Name:    Donald C. Supcoe
------------------------------------   Title:   Senior Vice President, Secretary
Name:    J. Michael Forbes                      and General Counsel
Title:   Vice President/Treasurer


                                       JPMORGAN CHASE BANK, N.A.
ATTEST:

                                       By:      /s/ MIKE J. ULRICH
                                           ------------------------------------
         /s/ DONNA EDMONDS             Name:    Mike J. Ulrich
------------------------------------   Title:   Vice President
Name:    Donna Edmonds
Title:


                                       WILMINGTON TRUST COMPANY
ATTEST:

                                       By:      /s/ JOANN A. ROZELL
                                           ------------------------------------
         /s/ MICHELE L. CENTRELLA      Name:    Joann A. Rozell
------------------------------------   Title:   Assistant Vice President
Name:    Michele L. Centrella
Title:   Authorized Signer


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